Exhibit 99.1

KINGSWAY REPORTS FIRST QUARTER 2022 RESULTS

Itasca, Illinois (May 6, 2022) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the three months ended March 31, 2022.

John T. Fitzgerald, President and Chief Executive Officer, stated, “We had a good start to the year with results largely exceeding our initial expectations.  Despite the fact that the 2022 first quarter results include some accounting impacts, we are happy with the underlying economics and trends in our businesses. Operating cash flow improved to $3.8 million for the Quarter and we were able to use those cash flows, in part, to continue to retire debt incurred as acquisition financing for PWI. We are also pleased that Ravix, included in KSX, is off to a great start under the Kingsway umbrella.”  Mr. Fitzgerald concluded, “we continue to focus on our core businesses, while also working to monetize our non-core investments so that we can redeploy that capital to the benefit of our shareholders.”

Financial highlights for the three months ended March 31, 2022 and 2021 include:

●	Cash provided by operating activities improved by $5.7 million to $3.8 million, from cash used in operating activities of ($1.9) million in the same period a year ago;

●	Net loss was ($2.5) million for the 2022 period, compared to net income of $0.9 million for the 2021 period;

●	Non-GAAP adjusted income was $1.5 million for the 2022 period, compared to non-GAAP adjusted income of $1.8 million for the 2021 period;

●	Extended Warranty segment operating income was $1.7 million in the 2022 period, compared to $5.3 million for the 2021 period;

●	Non-GAAP adjusted EBITDA for the Warranty Segment was $1.9 million in the 2022 period, compared to $3.2 million for the 2021 period; and

●

In the first quarter 2022 the Company paid down an additional $1.7 million in debt related to borrowings secured by certain warranty companies; combined with the principal payment made in early April 2022, the Company has paid down $2.6 million of this debt since December 31, 2021.

In addition to the items included in our reconciliations of GAAP to non-GAAP metrics (see attached schedules), the three months ended March 31, 2022 include a net charge of $0.9 million relating to a change in estimate in accounting for deferred revenue and deferred contract costs associated with vehicle service contract fees, which adversely impacted the financial highlights above and remains included in the non-GAAP metrics.

The Company today also filed its first quarter 2022 Quarterly Report on Form 10-Q.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, business services, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release and/or Shareholder Letter may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including as a result of the COVID 19 pandemic. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2021 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.

Kingsway Financial Services Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Income (Loss)

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
GAAP Net (Loss) Income	$(1,543)	$(2,504)	$1,443	$(226)	$(256)

Non-GAAP Adjustments:
Realized (Gains) Losses (1)	(434)	(26)	(240)	(97)	(71)
Change in fair value (2)	2,003	2,060	652	(760)	51
Other items (3)	3,000	490	992	782	736
Amortization expense	5,898	1,494	1,476	2,432	496
Total Non-GAAP Adjustments	10,467	4,018	2,880	2,357	1,212

Non-GAAP Adjusted Income	$8,924	$1,514	$4,323	$2,131	$956

Includes reduction due to IWS change in estimate (4)	$944	$944	$-	$-	$-
Includes reduction due to PWI final purchase accounting (4)	$1,857	$-	$-	$1,857	$-

	Twelve Months Ended	For the Three Months Ended
	3/31/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
GAAP Net (Loss) Income	$(4,124)	$899	$(2,478)	$(1,124)	$(1,421)

Non-GAAP Adjustments:
Realized (Gain) Loss (1)	895	-	800	101	(6)
Change in fair value (2)	(1,092)	1,372	(1,426)	(874)	(164)
Other items (3)	6,891	1,558	3,944	888	501
PPP forgiveness (5)	(2,877)	(2,494)	(383)	-	-
Amortization expense	2,214	497	572	572	573
Total Non-GAAP Adjustments	6,031	933	3,507	687	904

Non-GAAP Adjusted Income (Loss)	$1,907	$1,832	$1,029	$(437)	$(517)

(1)	Includes realized gains and losses on the Company’s non-core investments; net gain from discontinued operations, net of taxes; and loss on the extinguishment of debt.
(2)

Includes unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).

(3)

Other items includes:  legal expenses associated with the Company's defense against significant litigation matters; acquisition-related expenses; charges relating to severance and consulting agreements pertaining to former key employees; non-cash expense arising from the grant and modification of stock-based awards to employees; extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 and 2019 Kingsway audited financial statements and related quarterly filings; and net expense incurred as a result of legal settlement reached with DGI in Q1 2021.

(4)

The three months ended 3/31/2022, include a net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract fees.  The three months ended 9/30/2021 includes a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

(5)	Given the non-recurring nature of the PPP forgiveness benefit, the Company has concluded this should be excluded from non-GAAP adjusted net income (loss).

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
GAAP Operating Income for Extended Warranty segment	$9,049	$1,723	$3,326	$1,400	$2,600

Non-GAAP Adjustments:
Investment income (1)	236	76	52	66	42
Gain (loss) on sale of core investments (2)	(2)	(4)	19	(18)	1
Depreciation	277	74	95	55	53
Total Non-GAAP Adjustments	511	146	166	103	96

Non-GAAP adjusted EBITDA for Extended Warranty segment	$9,560	$1,869	$3,492	$1,503	$2,696

Includes reduction due to IWS change in estimate (3)	$944	$944	$-	$-	$-
Includes reduction due to PWI final purchase accounting (3)	$1,857	$-	$-	$1,857	$-

	Twelve Months Ended	For the Three Months Ended
	3/31/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
GAAP Operating Income for Extended Warranty segment	$11,064	$5,310	$3,264	$1,205	$1,285

Non-GAAP Adjustments:
Investment income (1)	294	43	51	100	100
Gain (loss) on sale of core investments (2)	46	12	(3)	29	8
PPP forgiveness (4)	(2,566)	(2,183)	(383)	-	-
Depreciation	237	12	112	58	55
Total Non-GAAP Adjustments	(1,989)	(2,116)	(223)	187	163

Non-GAAP adjusted EBITDA for Extended Warranty segment	$9,075	$3,194	$3,041	$1,392	$1,448
PWI operating income (5)	4,224	-	914	1,096	2,214
PWI depreciation (5)	56	-	30	13	13
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$13,355	$3,194	$3,985	$2,501	$3,675

(1)     Investment income arising as part of Extended Warranty segment’s minimum holding requirements.

(2)     Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements.

(3)     The three months ended 3/31/2022, include a net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract fees.  The three months ended 9/30/2021 includes a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

(4)    Given the non-recurring nature of the PPP forgiveness benefit, the Company has concluded this should be excluded from non-GAAP adjusted EBITDA and pro forma non-GAAP EBITDA.

(5)    Includes amounts related to PWI prior to acquisition (October 2019 through November 2020).